                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        ELEPHANT & CASTLE GROUP, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:
                     April 10, 2003
        ------------------------------------------------------------------------

                          ELEPHANT & CASTLE GROUP INC.

                              2003 PROXY STATEMENT

         This statement and form of proxy are intended to be first mailed to shareholders on or after April 14, 2003. Any shareholder submitting a proxy may revoke it at any time before it is voted at the Annual Meeting, by notifying the Corporate Secretary at the offices thereof, 12th Floor - 1190 Hornby Street, Vancouver, B.C. (604) 684-6451, in writing or in person at any time up to, and including, the last business day preceding the Annual Meeting or any adjournment thereof or, as to any matter is respect of which a vote shall not have already been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or at any adjournment thereof.

         Only holders of the Company's Common Shares outstanding as of the close of business on April 10, 2003, the record date, will be entitled to vote at the meeting. The Company's only class of voting securities is its Common Shares, without par value. As of the record date, there are 5,144,604 Common Shares outstanding. Each Common Share is entitled to one vote. The representation in person, or by proxy, of a majority of the outstanding Common Shares is necessary to provide a quorum at the Annual Meeting. Votes withheld from a nominee for election as a director or votes on other matters that reflect abstentions or broker non-votes are counted as present in determining whether the quorum requirement is satisfied, but they have no other effect on voting for election of directors.

         The expenses of this proxy solicitation, including the cost of preparing and mailing the Proxy Statement and proxy, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of the Company's Common Stock. The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person or by telephone or by other electronic means.

PRELIMINARY INFORMATION

         The Company is a corporation organized under the laws of the Province of British Columbia, Canada. The Company operates a chain of casual dining restaurants located throughout Canada, and in the United States. The Company also franchises its restaurants under the Elephant & Castle Pub & Restaurant and Alamo Steakhouse & Grill brand names.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         All holders of the Company's Common Shares (herein the "Common Shares") of record as of the close of business on April 10, 2003 are entitled to vote at the Annual Meeting. Each holder is entitled to one vote per Common Share. There is no cumulative voting.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         To the knowledge of the directors and executive officers of the Company the following table sets forth, as of the date hereof, information relating to the beneficial ownership of the Company's Common shares by each person known to the Company to be the beneficial owner of more than 10% of the Common shares, by each director and executive officer of the Company and all directors and executive officers as a group:

----------------------------------------------------------------------------------------------------------------------
                 NAME                    NUMBER OF COMMON SHARES BENEFICIALLY      APPROXIMATE PERCENTAGE OF TOTAL
                                            OWNED OR OVER WHICH CONTROL OR      ISSUED AND OUTSTANDING COMMON SHARES
                                                DIRECTION IS EXERCISED
----------------------------------------------------------------------------------------------------------------------
Jeffrey M. Barnett(1)                                   238,187                                 4.5%
----------------------------------------------------------------------------------------------------------------------
Richard Bryant(1)                                        26,000                                 < 1%
----------------------------------------------------------------------------------------------------------------------
George Pitman (1)                                        69,125                                 1.3%
----------------------------------------------------------------------------------------------------------------------
Colin Stacey(1)                                          22,500                                 < 1%
----------------------------------------------------------------------------------------------------------------------
David Wiederecht(1)(2)                                     -                                      -
----------------------------------------------------------------------------------------------------------------------
Richard Kelleher                                          3,000                                 < 1%
----------------------------------------------------------------------------------------------------------------------
Thomas Chambers                                            -                                      -
----------------------------------------------------------------------------------------------------------------------
Peter Laurie                                               -                                      -
----------------------------------------------------------------------------------------------------------------------
Roger Sexton                                               -                                      -
----------------------------------------------------------------------------------------------------------------------
General Electric Investment Private                   3,252,860                                 62.9%
Placement Partners II(3)
----------------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers                  3,566,672                                 68.8%
as a Group
----------------------------------------------------------------------------------------------------------------------

         (1) Each person was appointed as a director at the last Annual General Meeting.

         (2) Mr. Wiederecht is employed by GE Asset Management Incorporated, general partner of GEIPPPII, the holdings of which are separately stated herein. Mr. Wiederecht and GEAM expressly disclaim any beneficial ownership of securities of the Company owned by GEIPPPII.

         (3) Excludes up to 4,707,618 additional Common shares issuable, under certain circumstances on conversion of Convertible Notes held by the Fund, and up to 816,250 Shares purchasable pursuant to certain Warrants held by the Fund.

COMPLIANCE WITH SECTION 16(a) REPORTING

         Each director, officer and beneficial owner of ten percent (10%) or more of a registered class of the Company" equity securities is required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Shares and other equity securities of the Company by specific due dates. During the year ended December 29, 2002, based on the information provided by such persons to the Company all such filing requirements were complied with.

DISCLOSURE CONTROLS AND PROCEDURES

The Chief Executive Officer and the Chief Financial Officer (its Principal Executive Officer and Principal Financial Officer respectively) have concluded, based on their evaluation as of a date within 90 days prior to the filing of this report, that the Company's disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports filed or submitted by the Company to the Securities of Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and include controls and procedures designed to ensure that information required to be disclosed by the Company in such reports is accumulated and communicated to the Company's management, including the Chief Executive Officer and the Chief Financial Officer of the Company, as appropriate to allow timely decisions regarding required disclosure.

In addition, there were no significant changes to the Company's internal controls or in other factors that could significantly affect these controls after their evaluation. There were no significant deficiencies or material weaknesses, and therefore there were no corrective actions taken.


                                  PROPOSAL ONE

                            ELECTION OF THE DIRECTORS

         The Company's Memorandum and Articles of Association provide for the election of the Board of Directors at each annual meeting of the Company's Shareholders. Each person so elected shall serve until their respective successors shall have been elected and qualified. As required by the Company Act of British Columbia, advance notice of the Annual Meeting was published in the Vancouver Sun newspaper in Vancouver, British Columbia, Canada on March 24, 2003.

         It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In the event any one or more of such nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or who intends to decline, to serve as a director. The term of office for each elected director will expire at the Company's next Annual Meeting of Shareholders to be held in 2004.

         The names, ages, principal occupation and country of ordinary residence of the nominees as of the date hereof, and certain information about them, are set forth below:

     NAME                  AGE    PRINCIPAL OCCUPATION
-----------------------    ---    ----------------------------------------------
Jeffrey M. Barnett (a)     64     Founder and Director
(Canada)

Richard H. Bryant          49     President & Chief Executive Officer
(Canada)                          of the Company

Thomas Chambers (a)        59     President, Senior Partners Services, Ltd.
(Canada)

Richard M. Kelleher (b)    53     Principal, Pyramid Advisors LLC
(U.S.)

George Pitman (b)          61     Founder and Director
(Canada)                          Design Consultant

Colin Stacey (b)           63     Director & Restaurant Consultant

David Wiederecht (a)       46     Vice President, Alternative
(U.S.)                            Investments, GE Asset Management Incorporated

--------------------

        (a)  Audit Committee as of 2002- 2003
        (b)  Compensation Committee as of 2002 - 2003

EXECUTIVE OFFICERS AND DIRECTORS

         Jeffrey M. Barnett co-founded the predecessor of the Company in 1977 with his twin brother, Peter J. Barnett, and their long-time business colleague, Mr. George W. Pitman. Jeffrey M. Barnett served as Chief Executive Officer for the Company until March of 1998, and Chairman of the Board until July, 1999.

         Richard H. Bryant, was appointed President & Chief Executive Officer of the Company on October 22, 1999, having previously served as Chief Financial Officer since November, 1997. Prior to joining the Company, Mr. Bryant was Chief Financial Officer of the Keg Restaurants Limited, a subsidiary of Whitbread PLC, from August 1993 to June of 1997. Mr. Bryant has been serving as a director of the Company since March of 1998.

         George W. Pitman, co-founded the predecessor of the Company in 1977 and has been continuously involved in the design development of Elephant & Castle restaurants, and construction of new Elephant & Castle restaurants. Mr. Pitman, through his company, G. Pitman Design, continues to be so involved as a consultant to the Company.

         David W. Wiederecht, is Vice President of Private Equity - Alternative Investments for GE Asset Management Investment Incorporated. Mr. Wiederecht is a portfolio manager responsible for implementing new business investments in private markets, including Real Estate and Private Equity for GE Asset Management. He is responsible for in excess of $1.0 billion in private market assets, including hotels, radio stations and internet investments. Prior to joining GE Asset Management in 1988 Mr. Wiederecht held several positions throughout the General Electric Company. Mr. Wiederecht was first elected to the Board of Directors of the Company in January, 1996. Companies in which he also serves as a Director include Edmunds.com, Freeplay

Group, Freshnex, Inc., Navigant International, StarStruck/Proteam and The Rittenhouse. He holds a BA in Economics from St. Lawrence University.

         Colin J. Stacey, served as the Vice President and Chief Operating Officer of the Company from August 1997 to December 2002. Previously, Mr. Stacey was President and Chief Executive Officer of Keg Restaurants from 1992 to June of 1997. He has served as a director of the Company since 1997.

         Richard Kelleher, is a principal of Pyramid Advisors LLC, Boston Massachusetts, a hotel management company and advisory firm serving clients in all phases of the hospitality industry. Prior thereto, from 1997 to 1999, Mr. Kelleher served as President and Chief Operating Officer of Promus Hotel Corporation, successor corporation to Doubletree and Guest Quarters, which was partially owned by General Electric. He has served as a director of the Company since 2000.

         Thomas Chambers, F.C.A., is President of Senior Partners Services, and served for 26 years as a Partner in senior management roles with PricewaterhouseCoopers LLP. Tom is an acknowledged leader within the profession and business community on strategic and corporate governance issues. Tom has had significant Board experience, including serving on the Price Waterhouse Board, chairing the Compensation Committee and acting as the non-management Chair for the non-management meetings. While a Director for the Standards Council of Canada, a Federal Crown Corporation, he served as Chair of the Audit Committee and was a member of the Executive Committee. He has served as a director of the Company since June 25, 2002.

MEETINGS, ATTENDANCE, COMMITTEES

         The Board of Directors of the Company held 7 regular meetings in 2002. The Board maintains two Standing committees: the Compensation Committee and the Audit Committee. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of Board meetings held during the period he was a director; and (2) the number of meetings held by all Committees of the Board on which he served during such period.

         It is the function of the Compensation Committee to review the Company's remuneration policies and practices, administer certain of the Company's incentive compensation and stock option plans, and make recommendations to the full Board with respect to the compensation of executive officers of the Company. Messrs. Colin Stacey, George Pitman and Richard Kelleher have heretofore served as the Compensation Committee. It is the function of the Audit Committee to review the external audit programs of the Company and to make recommendations to the Board of Directors of the Company concerning its appointment of independent auditors, the conduct of the audit and related matters. Messrs. Jeffrey Barnett, Thomas Chambers and David Wiederecht have heretofore served as the Audit Committee. The Committees meet separately from, but usually on the same days as, regularly scheduled Board meetings. The Company does not maintain a nominating committee or one performing similar function.

THE AUDIT COMMITTEE

         Current officers and managers of the Company and their immediate families are not eligible to serve on the Audit Committee.

         The Audit Committee has the responsibility to oversee all of the Company's financial transactions and to interact directly with the independent outside auditors of the Company, conferring with such auditors from time to time as reasonably required, at least once annually, in the absence of all current officers and managers of the Company.

         The Audit Committee makes formal recommendations to management concerning financial controls and is responsible for the retention, review and selection of outside auditors of the Company.

         In 2001 the Board adopted an Audit Committee Charter, a copy of which is attached as Exhibit A. The Charter is in the process of amendment to make formal the Audit Committee's current responsibilities, including establishing the Audit Committee as responsible for review and selection of the Company's independent accountants.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is composed of three (3) non-management directors, Messrs. Thomas Chambers, Chairman, David Wiederecht and Jeffrey Barnett. Mr. Chambers was added to the Board of Directors in June 2002. The Audit Committee operates under a written Charter adopted by the Board of Directors. The Charter is in the process of review and amendment.

         The Audit Committee of the Board of Directors has reviewed and discussed the Company's audited financial statements for the year ended December 29, 2002, and discussed with the Company's independent auditors, Pannell Kerr Forster Worldwide, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committee," and received the written disclosures and letter from such independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Pannell Kerr Forster Worldwide that firm's independence from the Company and its management. The aggregate fees billed for professional services rendered by this firm for its audit of the Company's annual financial statements for the year ended December 29, 2002 and for its review of interim statements was CDN $74,000. In addition, Pannell Kerr Foster Worldwide provided tax consultancy for Canadian and US Operations, totaling $9,000 for the year ended December 29, 2002. No other services were rendered by Pannell Kerr Forster Worldwide for the fiscal 2002. The Audit Committee has determined that the provision of such services and the payment of such fees is compatible with the independence of Pannell Kerr Forster Worldwide as the Company's auditors.

         Based upon the matters referred to above, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Company's audited financial statements to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002 to be filed with the U.S. Securities and Exchange Commission, and on such other forms and with such other agencies as required by the fact that the Company is a corporation organized and existing under the laws of British Columbia, Canada and subject to the jurisdiction thereof and regulations thereunder.

                                            Tom Chambers, Chairman
                                            David Wiederecht
                                            Jeffrey Barnett

COMPENSATION OF DIRECTORS

         Directors who are not employees or officers of the Company (herein the "Outside Directors") were separately compensated for their services as follows:
CDN$2,500 per quarter plus 3,000 Common shares for each year of service. Certain Outside Directors have elected not to accept cash compensation and have redirected their Common Share compensation to their employer. No director is currently or was during the past fiscal year indebted to the Company

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") is currently composed of three directors, Messrs. Richard Kelleher, Chairman, George Pitman, and Colin Stacey. During 2002 the Committee has not altered or otherwise modified the compensation practices and general rates which previously prevailed for the principal executives of the Company. The Committee reviewed and approved a compensation package for Mr. Bryant, the President and Chief Executive Officer of the Company.

                                            The Compensation Committee
                                            By: Richard Kelleher, Chairman
                                                George Pitman
                                                Colin Stacey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Richard Kelleher, an Outside Director, is currently serving as Chairman of the Compensation Committee. Six of the existing seven directors, and nominees for re-election, are not full time employees of the Company. The Company intends to continue a policy of having directors unaffiliated with management to constitute a majority of the full Board, and at least one half of the members of the Compensation Committee and the Audit Committee. Filling vacancies on the Board may require finding Canadian residents willing to so serve, since the Board of any corporation organized under the laws of British Columbia must consist of a majority of Canadian residents. There are no interlocks among the members of the Compensation Committee.

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of the compensation of the Chief Executive Officer of the Company and the other most highly paid executive officers of the Company serving as such ("Named Executive Officers") as of the end of the last fiscal year for their services rendered during fiscal years 2002, 2001, and 2000 . All figures are in Canadian dollars, unless otherwise stated. The relative value of the Canadian dollar compared to the U.S. dollar fluctuates from time to time. During 2002, the average value was each CDN $1.00 equals U.S. $0.637.

------------------------------------------------------------------------------------------------------------------------------
                                                 Annual Compensation           Long Term Compensation
                                            -----------------------------     ------------------------
                                                                                       Awards
                                                                              ------------------------
                                                                               Securities Under               All Other
  Name and Principal Position      Year     Salary                Bonus        Options Granted(2)          Compensation(1)
------------------------------------------------------------------------------------------------------------------------------
Richard Bryant, President and      2002      $210,000            $30,000                 -                    $ 1,494
Chief Executive Officer            2001      $193,269            $15,000              20,000(3)               $ 1,790
                                   2000      $180,000               -                150,000(2)               $   798
------------------------------------------------------------------------------------------------------------------------------
David Evans, Vice President,       2002     US$ 96,000          US$ 7,000                -                   US$ 8,043
Franchise Development              2001     US$ 96,000          US$ 7,000                -                       -
                                   2000     US$ 96,000          US$ 7,000                -                       -
------------------------------------------------------------------------------------------------------------------------------
Moez Premji,                       2002      $ 99,000            $19,800                 -                    $ 1,196
Director of Operations -           2001      $ 96,846            $19,000                 -                    $   864
Western Region
------------------------------------------------------------------------------------------------------------------------------
John Luvison, Director of          2002      $ 95,000            $14,250                 -                       -
Operations - Eastern Region        2001      $ 92,308            $ 9,000                 -                       -
------------------------------------------------------------------------------------------------------------------------------

(1) Other compensation consists of medical benefits and life insurance premiums

(2) Adjusted to reflect the 1 for 2 reverse split, which was effective March 23, 2000

(3) 20,000 options were granted in January 2001 and issued in April 2002

         The Company currently does not maintain, and none of the Named Executive Officers are eligible for, deferred compensation, long-term incentive plan payouts, restricted stock awards, or other similar compensatory arrangements.

OTHER COMPENSATION INFORMATION

         The aggregate compensation paid or payable directly to the Company's directors and executive officers as a group (including the Named Executive Officers) by the Company for the year ended December 29, 2002 was $951,199. These amounts include salaries, fees, commissions and bonuses, but exclude the value of options granted in partial compensation for salary or bonus. In addition, the directors and executive officers as a group earned taxable benefits in 2002 aggregating $18,483 comprising solely standard medical benefits and life insurance premiums.

EMPLOYMENT AGREEMENTS

         None of the Company's executive officers, other than Rick Bryant, as President, and Chief Executive Officer has an Employment Agreement with the Company. Mr. Bryant is employed by the Company pursuant to a two year employment agreement, based on an initial base salary of CDN $220,000 with bonus potential of up to 25% of salary, and family life insurance of CDN $600,000. Mr. Bryant is entitled to annual salary review and one year's severance payment in the event of non-renewal of the Employment Agreement after expiration on December 31, 2004.

EMPLOYEE STOCK OPTION AND STOCK COMPENSATION PLANS

         The Board of Directors of the Company has adopted three stock plans, and the Shareholders have ratified such plans. These plans are the 1993 Stock Option Plan (the "1993 Plan") the 1997 Stock Compensation Plan (the "1997 Plan"), and the 2001 Management Stock Option and Bonus Plan (the "2001 Plan"). 50,000 Common shares of the Company were initially set aside for grants pursuant to the 1993 Plan, while 200,000 Common shares of the Company were set aside pursuant to the 1997 Plan, the number of Common shares in each case being adjusted to reflect the 1 for 2 reverse split which became effective on March 23, 2000. Under the 2001 Plan an aggregate of 950,000 Shares (post-split) were reserved for issuance to key employees pursuant to Stock Options ("Options") and Restricted Stock Awards ("Awards"). All employees of the Company and its subsidiaries are eligible for grants of Awards and Options. No more than 750,000 Shares may be used for Options; and no more than 200,000 Shares may be used for Awards. Options may not be granted below the greater of U.S. $1.00 per Share or the fair market value of the Shares on the date of grant. The Plan is administered by the Compensation Committee. To date, Options relating to an aggregate of 400,000 Shares have been granted under the 2001 Plan. Of those amounts, Options relating to 235,000 Shares, and Awards relating to nil Shares, have been granted to executive officers and directors of the Company.

TOTAL OPTIONS/WEIGHTED AVERAGE EXERCISE PRICE

         There were an aggregate of 236,500 options outstanding at December 29, 2002, exercisable at various prices at a weighted average exercise price of U.S. $12.60 per share. The number of options has been adjusted to reflect the 1 for 2 reverse split which was effective March 23, 2000.

INDEMNIFICATION OF DIRECTORS OR OFFICERS

         The Company made no indemnification payment during the 2002 financial year to directors or officers of the Company.

PERFORMANCE TABLE

         The following table compares the total cumulative shareholder return for $100.00 invested in Common shares on December 31, 1997 with the total returns of the S&P Restaurant Index and the NASDAQ Composite Index:

-------------------------------------------------------------------------------
                          ELEPHANT & CASTLE GROUP INC.
-------------------------------------------------------------------------------
                               5 YEAR PERFORMANCE
-------------------------------------------------------------------------------
                                             S&P 500                  NASDAQ
  MONTH          ELEPHANT & CASTLE          RESTAURANT              COMPOSITE
-------------------------------------------------------------------------------
  Dec-97              $100.00                $100.00                 $100.00
-------------------------------------------------------------------------------
  Mar-98              $ 82.14                $120.99                 $117.04
-------------------------------------------------------------------------------
  Jun-98              $ 73.21                $136.91                 $120.25
-------------------------------------------------------------------------------
  Sep-98              $ 57.14                $124.14                 $108.50
-------------------------------------------------------------------------------
  Dec-98              $ 24.11                $156.70                 $140.99
-------------------------------------------------------------------------------
  Mar-99              $ 32.14                $190.14                 $158.09
-------------------------------------------------------------------------------
  Jun-99              $ 22.32                $171.62                 $172.77
-------------------------------------------------------------------------------
  Sep-99              $ 10.71                $171.13                 $177.01
-------------------------------------------------------------------------------
  Dec-99              $ 11.61                $159.41                 $261.48
-------------------------------------------------------------------------------
  Mar-00              $ 12.06                $147.29                 $293.74
-------------------------------------------------------------------------------
  Jun-00              $  8.93                $132.02                 $255.45
-------------------------------------------------------------------------------
  Sep-00              $  4.24                $127.20                 $235.09
-------------------------------------------------------------------------------
  Dec-00              $  0.50                $143.88                 $157.42
-------------------------------------------------------------------------------
  Mar-01              $  2.71                $121.89                 $117.48
-------------------------------------------------------------------------------
  Jun-01              $  3.04                $128.85                 $138.46
-------------------------------------------------------------------------------
  Sep-01              $  1.50                $120.37                 $ 96.08
-------------------------------------------------------------------------------
  Dec-01              $  2.14                $129.11                 $124.89
-------------------------------------------------------------------------------
  Mar-02              $  4.29                $142.61                 $118.33
-------------------------------------------------------------------------------
  Jun-02              $  2.29                $146.35                 $ 94.32
-------------------------------------------------------------------------------
  Sep-02              $  2.32                $107.85                 $ 75.68
-------------------------------------------------------------------------------
  Dec-02              $  2.89                $ 98.17                 $ 86.34
-------------------------------------------------------------------------------

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

         No director, executive officer, proposed nominee for election as a director, nor any of their respective associates or affiliates is or has been at any time since the beginning of the last completed financial year indebted to the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Other than as set forth herein, no Director or officer of the Company, person who was a Director or Officer of the Company at any time since the beginning of its last completed financial year, Shareholder who holds more than 10% of the voting rights attached to the shares of the Company or any associate, or affiliate of any of the foregoing has any material interest in any matter to be acted upon at the Meeting.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

         Other than as disclosed below, no insider, proposed nominee for election as a director, or any associate or affiliate of the foregoing, had any material interest, direct or indirect, in any transaction or proposed transaction since the beginning of the last completed financial year which has materially affected or would materially affect the Company.

         Other than as disclosed below, the Company is not aware of any material transaction, involving any director or executive officer or proposed nominee for election as a director or any Shareholder who holds more than 10% of the voting rights attached to the Common shares of the Company or any associate or affiliate of any of the foregoing, which has been entered into since the commencement of the Company's last completed financial year or in any proposed transaction which, in either case, has materially affected or will materially affect the Company or any of its subsidiaries.

GEIPPPII

         In December 2000 the Company reached an agreement with the holders of its 8% notes whereby $1,583 U.S. ($2,374 CDN.) was converted into 791,250 shares. During 2001, $1,000 U.S. was renegotiated and included in the $10,000 U.S. of convertible subordinated notes (see below). The conversion rate on the remaining $683 remains unchanged at $4 U.S. per share.

         In June 2001, the Company and General Electric Investment Private Placement Partners II ("GEIPPPII") agreed to renegotiate the terms on $10,000 U.S. of convertible subordinated notes and debentures held by GEIPPPII. As part of the renegotiation, the Company issued 2,600,000 shares in payment of accrued interest, reduction of future interest rate and issued the following notes.

    o $5,000 US of the restated and amended senior secured convertible 6% notes (the "senior notes") (note 6); and

    o $5,000 US of the restated and amended junior secured convertible 6% notes (the "junior notes"), in exchange for the securities to be surrendered by GEIPPPII.

         Both the senior notes and the junior notes shall be convertible into shares of the Company's common shares at the holder's option. However the junior notes are mandatorily convertible into common shares, subject to certain targeted performance requirements to be measured by the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") as follows:

    (i) On or after September 1, 2002, $1,250 US of the junior notes would convert into common shares at a conversion price at one dollar ($1.00
         US) per share (1,250,000 shares);

   (ii) On or after September 1, 2003, $1,250 US of the junior notes would convert into common shares at a conversion price of one dollar and twenty-five cents ($1.25 US) per share (1,000,000 shares);

  (iii) On or after September 1, 2004, $1,250 US of the junior notes would convert into common shares at a conversion price of one dollar and fifty cents ($1.50 US) per share (833,333 shares); and

   (iv) On or after September 1, 2005, $1,250 US of the junior notes would convert into common shares at a conversion price of one dollar and seventy-five cents ($1.75 US) per share (714,286 shares);

         Conversion is subject only to the Company's meeting certain minimum tests of EBITDA during each twelve month period ended each June 30, preceding each such conversion date. The EBITDA targets for mandatory conversion are fixed as follows:

        -------------------------------------------------------------
         12 Month Period          Conversion Date             EBITDA
        -------------------------------------------------------------
         June 30, 2002            September 1, 2002          US$3,000
        -------------------------------------------------------------
         June 30, 2003            September 1, 2003             3,750
        -------------------------------------------------------------
         June 30, 2004            September 1, 2004             4,500
        -------------------------------------------------------------
         June 30, 2005            September 1, 2005             5,000
        -------------------------------------------------------------

         For the twelve month period ended June 30, 2002, the Company did not achieve the above EBITDA target. It did, however, achieve 67% of the target, and therefore would still be able to convert both the first and second tranche of junior notes into equity, if the Company were to meet 100% of its EBITDA target for the twelve months ending June 30, 2003. Achievement of 80% of EBITDA target for the twelve months ending June 30, 2003 would allow the Company to convert two thirds of the second tranche of junior notes into equity, but the Company would lose the ability to convert any of the first tranche.

         Interest payments on the junior notes in the amount of 6% shall be payable in arrears. The Company shall have the option to pay up to one-half of the interest, in common shares upon each conversion date. The interest payment shares will be valued at U.S. $ 0.40.

         The junior notes are considered a compound instrument and have been included in the financial statements as part of other paid-in capital. Interest payable with cash has been discounted and included in the consolidated financial statements as other liabilities of $223 as of December 29, 2002.

         On initial recognition, the Company presented the above mentioned junior notes as an equity instrument as management believed the Company would meet the EBITDA requirements. In accordance with Canadian generally accepted accounting principles, once initial recognition is made, such determination should not be changed until the triggering event has or has not occurred. Therefore, if the Company does not reach the required EBITDA, the notes will be reclassified as a debt instrument at such time when the conversion feature is no longer available to the Company.

         Given the effects of September 11, 2001, the company's budget for the 12 months ending June 30, 2003 are at or slightly below the 67% of EBITDA requirements at that date. Should the Company reach the 67% mark of the June 30, 2003 EBITDA requirements, only the first tranche of US$1,250 would be reclassified as debt. Should the Company not reach the 67% mark of the June 30, 2003 EBITDA requirements, the Company will reclassify the first two tranches totaling US$2,500 as debt. For accounting purposes, this will represent a change in estimate and as such, interest from the reclassified notes will be recorded as interest on a prospective basis.

                                  PROPOSAL TWO

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

         The Audit Committee of the Board of Directors is responsible for review, retention and selection of the Company's independent accountants. The Audit Committee enforces the prohibition upon certain non-audit services by the independent accountants, and is required to grant its approval in advance for any permissive audit-related services to be performed by the independent auditors.

         The Audit Committee of the Company has selected Pannell Kerr Forster Worldwide to serve as the independent accountants of the Company for the fiscal year 2002. The Board of Directors recommends such selection for ratification by the shareholders. Pannell Kerr Forster Worldwide has served as the Company's independent accountants since 1993.

         Pannell Kerr Forster Worldwide has advised the Company that it has no direct or indirect financial interest in the Company or its subsidiaries nor any other connection therewith except in the capacity of independent public accountants.

         A representative of Pannell Kerr Forster Worldwide is expected to be present at the Annual Meeting of the Shareholders. Such representative will have the right to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The proposal for ratification of the selection of Pannell Kerr Forster Worldwide requires the approval of a majority of the Common Shares present and voting at the meeting. If the proposal should not be approved, the Audit Committee would have to select an alternate firm of auditors.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                       AVAILABILITY OF REPORT ON FORM 10-K

         The Company's Annual Report is being provided to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement by reference. Any shareholder of record and each beneficial owner of the Company's securities not in receipt of Form 10-K may obtain a copy thereof without charge upon written request addressed to Richard Bryant, President & Chief Executive Officer, c/o: Elephant & Castle Group Inc., 12th Floor - 1190 Hornby Street, Vancouver, British Columbia, Canada V6Z 2K5.

                              SHAREHOLDER PROPOSALS

         There is no provision in the COMPANY ACT OF BRITISH COLUMBIA entitling the shareholders of the Company incorporated thereunder to initiate proposals for an annual general meeting. The Company is incorporated pursuant to the COMPANY ACT OF BRITISH COLUMBIA.

                                    APPROVAL

         The Board of Directors of the Company have approved the contents of this Management Proxy Circular and Statement, and have further approved the sending of it to the Shareholders of the Company.

DATED at Vancouver, British Columbia, as of the 14th day of April, 2003 (mailing date).

                                       ELEPHANT & CASTLE GROUP INC.

                                       BY THE ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Richard H. Bryant
                                       ----------------------------------------
                                       RICHARD H. BRYANT
                                       President & Chief Executive Officer

                                EXHIBIT A                                4/4/01

CHARTER OF THE AUDIT COMMITTEE

         The Audit Committee shall be comprised of not less than three (3) directors selected by the Board of Directors of the Company. Each member of the Committee shall be an independent director as defined by the applicable rules of the Securities & Exchange Commission and any Exchange upon which the Company's securities may be listed for trading, except for up to a maximum of one (1) member of this Committee, and each of whom shall have sufficient financial experience and ability to enable such persons to discharge the responsibilities of the Audit Committee, and shall have accounting or related financial management expertise. (All members currently required to be independent.)

         The following constitutes the charter of the Audit Committee:

1. To review and discuss the audited financial statements of the Company with the Company's independent accountants;

2. To review and discuss the audited financial statements of the Company with management;

3. To discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented;

4. To receive the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and to discuss with the independent accountant the independent accountant's independence;

5. To recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report;

6. To review with the independent auditors the Company's independent system of audit and financial controls and results of internal audits and to review such matters with appropriate members of management;

7. To review and discuss the Company's financial report, accounting standards and principles of the Company, and any significant changes in such standards or principles or in their application;

8. To review any matters pertaining to the integrity of management, including conflicts of interest, adherence to standards of business conduct, and report to the full Board thereon; and;

9. To make recommendations to the full Board with respect to management intentions concerning the retention of, or change in, the Company's independent auditor or in the personnel of the independent auditing firm assigned to audit the Company's financial statements.

                               FORM OF PROXY CARD

                          ELEPHANT & CASTLE GROUP INC.
                                 ANNUAL MEETING
                             TO BE HELD MAY 15, 2003
                   FOR HOLDERS OF RECORD AS OF APRIL 10, 2003

                          PROXY SOLICITED BY MANAGEMENT

The undersigned Shareholder(s) of Elephant & Castle Group Inc. (the "Company") hereby appoint(s) Richard Bryant, or in his absence, Roger Sexton, as proxy for the undersigned to vote the Shares held by the undersigned as directed herein, and as said proxies may determine with respect to other business as may properly come before the meeting or any adjournment thereof.

FOR ELECTION OF DIRECTORS: Jeffrey M. Barnett; Richard H. Bryant; George Pitman; Colin Stacey; David Wiederecht; Richard M. Kelleher and Thomas Chambers

FOR ALL NOMINEES                            / /

WITHHOLD ALL NOMINEES                       / /

WITHHOLD FOR ANY INDIVIDUAL NOMINEE
WHOSE NAME HAS BEEN EXCISED                 / /

PROPOSAL: Ratification of Appointment of Pannell Kerr Forster Worldwide as Auditors for the fiscal year ending December 28, 2003.

         FOR [ ] or AGAINST [ ]


                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Date

(Sign exactly as your name appears on your Share Certificate. Joint Certificates should be signed by both Holders.)